EXHIBIT 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Retail Ventures, Inc., an Ohio corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its shares of common stock, without par value, for offering and sale pursuant to the Retail Ventures, Inc. Employee Stock Purchase Plan, hereby constitutes and appoints Heywood Wilansky, James A. McGrady and Julia A. Davis, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 22nd day of April, 2005.

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board of Directors
/s/ Heywood Wilansky Heywood Wilansky	President and Chief Executive Officer (Principal Executive Officer)
/s/ James A. McGrady James A. McGrady	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
/s/ Henry L. Aaron Henry L. Aaron	Director
/s/ Ari Deshe Ari Deshe	Director
/s/ Jon P. Diamond Jon P. Diamond	Director
/s/ Elizabeth M. Eveillard Elizabeth M. Eveillard	Director
/s/ Harvey L. Sonnenberg Harvey L. Sonnenberg	Director
/s/ James L. Weisman James L. Weisman	Director